Exhibit 10.5

ORTHOFIX MEDICAL INC.’S

SEASPINE HOLDINGS CORPORATION
AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN, AS AMENDED

Time-Based Vesting Nonqualified Stock Option Grant Agreement

COVER SHEET

Orthofix Medical Inc., a Delaware corporation (the “Company”), which in its capacity as the acquiror of and successor to SeaSpine Holdings Corporation (“SeaSpine”) has assumed SeaSpine’s Amended and Restated 2015 Incentive Award Plan, as amended (the “Plan”), hereby grants to the Participant in the Plan named below (the “Award Recipient”), on the grant date set forth below (the “Grant Date”), the right and option to purchase a specified number of shares of the Company’s common stock, par value $0.10 per share (“Common Shares”), at the exercise price per share set forth below (the “Exercise Price”) (which Exercise Price is 100% of the Fair Market Value per share as of the Grant Date), subject to the vesting schedule and terms and conditions set forth below (the “Award”). Additional terms and conditions of the Option is set forth on this cover sheet, in the attached Nonqualified Stock Option Grant Agreement (together, the “Agreement”), and in the Plan. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Plan (except that any reference in the Plan to the phrase “Common Stock” shall means the Common Shares as defined in this Agreement).

Grant Date:	[ ]
Name of Plan Participant:	[ ]
Employee ID Number:	[ ]
Number of Common Shares Underlying Options:	[ ]
Exercise Price:	[ ]

You agree to all of the terms and conditions described in this Agreement and in the Plan, unless you deliver a notice in writing within thirty (30) days of receipt of this Agreement to the Company stating that you do not accept the terms and conditions described in this Agreement and in the Plan. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Attachment

This is not a stock certificate or a negotiable instrument.

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ORTHOFIX MEDICAL INC.’S

SEASPINE HOLDINGS CORPORATION
AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN, AS AMENDED

Time-Based Vesting Nonqualified Stock Option Grant Agreement

ATTACHMENT

1.
Definitions. For purposes of this Agreement, the following capitalized words shall have the meanings set forth below.

“2012 LTIP” shall mean the Company’s 2012 Long-Term Incentive Plan, as amended from time-to-time.

“Board” shall mean the Board of Directors of Orthofix Medical Inc.

“Cause” shall mean (i) if the Award Recipient is party to a Change in Control and Severance Agreement that defines “Cause,” the definition of “Cause” contained in such Change in Control and Severance Agreement, and (ii) if the Award Recipient is not party to a Change in Control and Severance Agreement that defines “Cause,” the definition of “Cause” contained in the Plan.

“Change in Control” shall mean (i) if the Award Recipient is party to a Change in Control and Severance Agreement that defines “Change in Control,” the definition of “Change in Control” contained in such Change in Control and Severance Agreement, and (ii) if the Award Recipient is not party to a Change in Control and Severance Agreement that defines “Change in Control,” the definition of “Corporate Transaction” contained in the Plan.

“Change in Control and Severance Agreement” shall mean a written change in control and severance agreement between the Award Recipient and the Company.

“Committee” shall mean the Compensation and Talent Development Committee of the Board.

“Corporate Transaction” shall have the meaning ascribed to such term in the 2012 Plan.

“Disability” means the Award Recipient is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Good Reason” shall mean (i) if the Award Recipient is party to a Change in Control and Severance Agreement that defines “Good Reason,” the definition of “Good Reason” contained in such Change in Control and Severance Agreement, and (ii) if the Award Recipient is not party to a Change in Control and Severance Agreement that defines “Good Reason,” the Award Recipient voluntarily terminating his employment, following a Corporate Transaction, after the occurrence of any of the following circumstances (in each case, after notice by the Award Recipient to employer of the circumstance, and failure by the employer to cure and eliminate such circumstance within 15 calendar days of such notice): (x) a requirement that the Award Recipient work principally from a location that is more than fifty (50) miles from his principal place of employment immediately prior to such Corporate Transaction, or (y) a ten percent or greater reduction in Award Recipient’s Total Compensation from the amount of such Total Compensation immediately prior to such Corporate Transaction.

“Qualified Retirement” shall mean a Termination of Service occurring via retirement by the Award Recipient in which, at the time of such retirement, the sum of the Award Recipient’s age and aggregate 12-month completed periods of service (whether or not such completed 12-month periods are consecutive), in each case

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without giving credit for any partial years, equals or exceeds 75. For the avoidance of doubt, if Award Recipient’s service is terminated by the Company with or without Cause he or she shall not be eligible to retire pursuant to a Qualified Retirement.

“Total Compensation” shall mean the aggregate of base salary, target bonus opportunity, employee benefits (retirement plan, welfare plans, and fringe benefits), and grant date fair value of equity-based compensation, but excluding for the avoidance of doubt any reductions caused by the failure to achieve performance targets) taken as a whole.

2.
The Award.
(a)
Grant of Option. On the Grant Date, the Award Recipient shall acquire, subject to the provisions of this Agreement (including, without limitation, provisions related to vesting and forfeiture thereof), the right and option (the “Option”) to purchase the Common Shares at the Exercise Price.
(b)
Vesting. Subject to earlier termination in accordance with the Plan or this Agreement and the terms and conditions herein or therein, the Option shall vest and become exercisable with respect to one-third of the shares covered thereby on each of the first, second and third anniversaries of the Grant Date (each, a “Vesting Date”) provided that the Award Recipient continues in service and has not had a Termination of Service on or prior to such applicable Vesting Date unless otherwise provided under this Agreement or the Plan; provided, further, for the avoidance of doubt, that there shall be no proportionate or partial vesting in the periods prior to or between each Vesting Date, and fractional shares shall be rounded to the nearest whole share but, if applicable, shall be rounded up or down on the last applicable Vesting Date so that the Award Recipient is eligible to vest in the total number of Common Shares covered under this Option (but in no event more than the total number of Common Shares covered under this Option); and provided further, for the avoidance of doubt, that no additional Common Shares covered under this Option shall vest following the Award Recipient’s Termination of Service.
(c)
Term. The Option shall expire and no longer be exercisable seven (7) years from the Grant Date, subject to earlier termination in accordance with the Plan or this Agreement.
(d)
Non-Qualified Stock Option. The Option is not intended to be an incentive stock option under Code Section 422 and will be interpreted accordingly.
(e)
Additional Documents. The Award Recipient agrees to execute such additional documents and complete and execute such forms as the Company may require for purposes of this Agreement.
(f)
Shareholder Rights. The Award Recipient has no rights as a shareholder with respect to the Common Shares issuable upon exercise of the Option unless and until the Common Shares relating to the Option has been delivered. No adjustments are made for dividends, distributions, or other rights if the applicable record date occurs before the certificate is issued (or appropriate book entry is made), except as described herein.
3.
Incorporation of Plan. The Award Recipient acknowledges receipt of the Plan, a copy of which is annexed hereto, and represents that the Award Recipient is familiar with its terms and provisions and hereby accepts this Option grant subject to all of the terms and provisions of the Plan and all interpretations, amendments, rules and regulations which may, from time to time, be promulgated and adopted pursuant to the Plan. The Plan is incorporated herein by reference.
4.
Restrictions on Transfer. Except as provided in this Section 4, during the Award Recipient’s lifetime, only the Award Recipient (or in the event of the Award Recipient’s legal incapacity or incompetency, his or her guardian or legal representative) may exercise the Option, and the Option shall not be assignable or transferable by the Award Recipient, other than by designation of beneficiary, will or the laws of descent and distribution. The Award Recipient may transfer all or part of the Option, not for value, to any Family Member, provided that the Award Recipient provides prior written notice to the Company of such transfer. For the purpose of this section, a “not for value” transfer is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) a transfer to an entity in which more than fifty percent

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(50%) of the voting interests are owned by Family Members (or the Award Recipient) in exchange for an interest in such entity. Subsequent transfers of transferred portions of the Option are prohibited except to the Award Recipient’s Family Members in accordance with this Section 4 or by will or the laws of descent and distribution. In the event of the Award Recipient’s Termination of Service, this Agreement shall continue to be applied with respect to the Award Recipient, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified herein.
5.
Termination of Service; Change in Control.
(a)
Certain Terminations of Service. If, prior to vesting, a Termination of Service with respect to the Award Recipient occurs for any reason other than (i) death, (ii) Disability, (iii) a Qualified Retirement occurring no less than six months after the Grant Date or (iv) a circumstance providing for accelerated vesting pursuant to Section 5(d) hereof, the unvested portion of the Option shall be forfeited and cancelled, and revert back to the Company, as of the date of such Termination of Service, and the Award Recipient shall have no further right or interest therein unless the Committee in its sole discretion shall determine otherwise. In such event, the Award Recipient shall have the right, subject to the other terms and conditions set forth in this Agreement and the Plan, to exercise the Option, to the extent it has vested as of the date of such Termination of Service, at any time within 3 months after the date of such Termination of Service, subject to the earlier expiration of the Option as provided in Section 2(c) hereof. To the extent the vested portion of the Option is not exercised within such 3-month period, the Option shall be cancelled and revert back to the Company and the Award Recipient or any permitted transferee pursuant to Section 4, as applicable, shall have no further right or interest therein.
(b)
Termination of Service for Death or Disability. If a Termination of Service with respect to the Award Recipient occurs by reason of death or Disability, the Option shall automatically vest and become immediately exercisable in full as of the date of such Termination of Service. The Option shall remain exercisable by the Award Recipient (or any person entitled to do so) at any time within eighteen (18) months after the date of such Termination of Service, subject to the earlier expiration of the Option as provided in Section 2(c) hereof. To the extent the Option is not exercised within such eighteen-month period, the Option shall be cancelled and revert back to the Company and the Award Recipient or any permitted transferee pursuant to Section 4, as applicable, shall have no further right or interest therein.
(c)
Termination of Service for Certain Qualified Retirements. If a Termination of Service with respect to the Award Recipient occurs by reason of a Qualified Retirement occurring no less than six months after the Grant Date but prior to the first anniversary of the Grant Date, the Option shall automatically vest and become immediately exercisable as of the date of such Termination of Service with respect to the aggregate number of Common Shares as to which the Option would have been vested as of such first anniversary of the Grant Date. If a Termination of Service with respect to the Award Recipient occurs by reason of a Qualified Retirement after the first anniversary of the Grant Date but before the second anniversary of the Grant Date, the Option shall automatically vest and become immediately exercisable as of the date of such Termination of Service with respect to the aggregate number of Common Shares as to which the Option would have been vested as of the second anniversary of the Grant Date. If a Termination of Service with respect to the Award Recipient occurs by reason of a Qualified Retirement after the second anniversary of the Grant Date but before the third anniversary of the Grant Date, the Option shall automatically vest and become immediately exercisable in full as of the date of such Termination of Service. In each of the circumstances described in the preceding three sentences, the Option shall remain exercisable by the Award Recipient (or any person entitled to do so) at any time within eighteen (18) months after the date of such Termination of Service, subject to the earlier expiration of the Option as provided in Section 2(c) hereof. To the extent the Option is not exercised within such eighteen-month period, the Option shall be cancelled and revert back to the Company and the Award Recipient or any permitted transferee pursuant to Section 4, as applicable, shall have no further right or interest therein.
(d)
Occurrence of Change in Control. In the event that the Option is assumed or continued, or substituted for new common stock options or another equity-based Award of a successor entity, or parent or subsidiary thereof (with appropriate adjustments as to the number of shares and option exercise prices), in each case upon the consummation of any Change in Control, and the employment of the Award Recipient with the Company or an Affiliate is terminated within twenty-four (24) months following the consummation of such Change in Control by the employer without Cause or by the Award Recipient for Good Reason, the Option shall be fully vested and

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may be exercised in full, to the extent applicable, beginning on the date of such termination and for the twelve-month period immediately following such termination (subject to the earlier expiration of the Option as provided in Section 2(c) hereof) or for such longer period as the Committee shall determine. (Nothing in the preceding sentence shall limit or alter the Award Recipient’s rights under Section 5(c) hereof in the event that the Award Recipient instead terminates his or her service by reason of a Qualified Retirement.) In the event a Change in Control occurs in which this Option is not being assumed, continued or substituted (as contemplated by the preceding sentence), the Option shall be treated in accordance with the default rules applicable under Section 17.3 of the 2012 LTIP (as if this Award had been made under the 2012 LTIP).
(e)
Effect of Change in Control and Severance Agreements Generally. The Company and the Award Recipient agree that notwithstanding anything herein to the contrary, the terms of a Change in Control and Severance Agreement expressly defining whether and in what manner (including upon termination of employment) the unvested portion of the Option shall vest, be exercisable or be cancelled shall control over the terms of this Agreement (including the vesting, exercise period, forfeiture and other provisions contained in Section 5 hereof).
6.
Method of Exercising Option.
(a)
Notice of Exercise. Subject to the terms and conditions of this Agreement, the Option may be exercised by written or electronic notice to the Company, from the Award Recipient or a person who proves to the Company’s satisfaction that he or she is entitled to do so, stating the number of Common Shares in respect of which the Option is being exercised and specifying how such Common Shares should be registered (e.g., in Award Recipient’s name only or in the Award Recipient’s and his or her spouse’s names as joint tenants with right of survivorship). Such notice shall be accompanied by payment of the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option. The date of exercise of the Option shall be the later of (i) the date on which the Company receives the notice of exercise or (ii) the date on which the conditions set forth in Sections 6(b) and 6(c) are satisfied. Notwithstanding any other provision of this Agreement, the Award Recipient may not exercise the Option and no Common Shares will be issued by the Company with respect to any attempted exercise when such exercise is prohibited by law or any Company policy then in effect. The Option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the Option is then exercisable if less than 100). In no event shall the Option be exercisable for a fractional share.
(b)
Payment. Prior to the issuance of the Common Shares pursuant to Section 6(d) hereof in respect of which all or a portion of the Option shall have been exercised, the Award Recipient shall have paid to the Company the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as “cash”) payable to the order of the Company in U.S. dollars. Payment may also be made in mature Common Shares owned by the Award Recipient, or in any combination of cash or such mature shares as the Committee in its sole discretion may approve. The Company may also permit the Award Recipient to pay for such Common Shares by directing the Company to withhold Common Shares that would otherwise be received by the Award Recipient, pursuant to such rules as the Committee may establish from time to time. In the discretion of the Committee, and in accordance with rules and procedures established by the Committee, the Award Recipient may be permitted to make a “cashless” exercise of all or a portion of the Option.
(c)
Limitation on Exercise. The Option shall not be exercisable unless the offer and sale of Common Shares pursuant thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available. All certificates for Common Shares delivered under this Agreement shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any exchange upon which the Common Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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(d)
Issuance of Common Shares. The issuance of all Common Shares purchased pursuant to the exercise of the Option shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry registration or issuance of one or more certificates.
7.
Withholding. The Company shall have the right, prior to the issuance of any Common Shares upon full or partial exercise of the Option (whether by the Award Recipient or any person entitled to do so), to require the Award Recipient to remit to the Company any and all amounts sufficient to satisfy any withholding or other taxes that may be due as a result of the Option exercise. At the time of such exercise, the Award Recipient shall pay in cash to the Company any amount that the Company may reasonably determine to be necessary to satisfy such withholding or other tax obligation. The Company may permit the Award Recipient to satisfy, in whole or in part, such obligation to remit withholding or other taxes, (a) by directing the Company to withhold Common Sharers that would otherwise be received by the Award Recipient, (b) by delivering to the Company shares of the Company’s common stock already owned by the Award Recipient and not then subject to any repurchase, forfeiture, unfulfilled vesting, or similar requirements, in each case pursuant to such rules as the Committee may establish from time to time, or (c) by permitting or requiring the Award Recipient to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Award Recipient irrevocably elects to sell a portion of the Common Shares to be delivered in connection with the exercise to satisfy withholding obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding obligations directly to the Company or any Affiliate in each case pursuant to such rules as the Committee may establish from time to time. The Company shall also have the right to deduct from all cash payments made pursuant to, or in connection with, the Option, the federal, state, or local taxes required to be withheld with respect to such payments. The maximum number of Common Shares that may be withheld from the Option to satisfy any federal, state, or local tax requirements upon the exercise of the Option may not exceed such number of Common Shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Committee has full discretion to choose, or to allow the Award Recipient to elect, to withhold a number of Common Shares having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding obligation in the Award Recipient’s relevant tax jurisdiction).
8.
No Employment or Other Rights. The Option does not confer upon the Award Recipient any right to be continued in the employment of, or otherwise provide services to, the Company or any Subsidiary or other affiliate thereof, or interfere with or limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate such Award Recipient’s employment or other service relationship at any time. For purposes of this Agreement only, the term “employment” shall include circumstances under which Award Recipient provides consulting or other services to the Company or any of its Subsidiaries as an independent contractor, but such Award Recipient is not, nor shall be considered, an employee; provided, however, that nothing in this Section 8 or this Agreement shall create an employment relationship between such person and the Company or its applicable Subsidiary, as the usages described in this Section are for convenience only.
9.
Adjustment of and Changes in Common Shares. In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, extraordinary dividend, or other event or change in corporate structure affecting the Common Shares, the Committee shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to, and the exercise price of, the Option. The foregoing adjustments shall be determined by the Committee in its sole discretion.
10.
Discretionary Nature of Plan. The Plan is discretionary in nature, and the Company may suspend, modify, amend or terminate the Plan in its sole discretion at any time, subject to the terms of the Plan and any applicable limitations imposed by law. This Option grant under the Plan is a one-time benefit and does not create any contractual or other right to receive additional Options or other benefits in lieu of the Option in the future. Future grants, if any, will be at the sole discretion of the Committee, including, but not limited to, the timing of any grant, the number of Common Shares granted under an Option, and the vesting provisions.
11.
Clawback/Recoupment. By accepting the Option, the Award Recipient specifically agrees that any and all payments or benefits the Award Recipient or any other person may be entitled to receive

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under or as a result of the Option (including the receipt and/or sale of the underlying Common Shares) shall be immediately forfeited, and that the aggregate amount of any payments or benefits the Award Recipient or any other person has received under or as a result of the Option (determined without regard to any taxes or other amounts withheld from such payments or benefits), shall be repaid to the Company within 30 days following written notice from the Company (or such shorter period as may be required by applicable law), (1) as the Company in its discretion determines may be required to comply with any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) adopted thereunder or similar rules under the laws of any other jurisdiction, and (2) to the extent provided pursuant to the Company’s Incentive Compensation Recovery Policy as in effect from time to time (which policy is filed or incorporated by reference annually with the SEC as Exhibit 97.1 to the Company’s annual report on Form 10-K).
12.
Prohibition on Repricing. The Agreement may not be amended to (a) reduce the Exercise Price of the Option granted hereunder, nor (b) cancel or replace the Option hereunder with an Option having a lower exercise price.
13.
Miscellaneous Provisions.
(a)
Applicable Law. The validity, construction, interpretation and effect of this instrument will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof.
(b)
Notice. Any notice required by the terms of this Agreement shall be delivered or made electronically, over the Internet or otherwise (with request for assurance of recipient in a manner typical with respect to communications of that type), or given in writing. Any notice given in writing shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, and shall be addressed to the Company at its principal executive office and to the Award Recipient at the address that he or she has most recently provided to the Company. Any notice given electronically shall be deemed effective on the date of transmission.
(c)
Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.
(d)
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
(e)
Amendments. The Board and the Committee shall have the power to alter or amend the terms of the Option grant as set forth herein from time to time, in any manner consistent with the provisions of the Plan, and any alteration or amendment of the terms of this Option grant by the Board or the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give notice to the Award Recipient of any such alteration or amendment as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Award Recipient and the Board or the Committee by mutual written consent to alter or amend the terms of this grant of this Option grant in any manner which is consistent with the Plan.
(f)
Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the Award Recipient and the Company.
(g)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the Award Recipient and the Company regarding the Option grant and supersede all prior arrangements or understandings (whether oral or written and whether express or implied) with respect thereto.

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